Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
December 31, 2016

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and for the fiscal year ended December 31, 2016 (when available).

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Geographic Diversification

Consolidated Properties

As of December 31, 2016
State	# of Centers	GLA	% of GLA
South Carolina	5	1,598,398	13%
New York	2	1,478,780	12%
Georgia	3	1,111,675	9%
Pennsylvania	3	861,460	7%
Michigan	2	671,539	5%
Texas	2	649,556	5%
Connecticut	2	601,512	5%
Alabama	1	556,677	4%
Delaware	1	556,409	4%
North Carolina	3	505,123	4%
New Jersey	1	489,706	4%
Tennessee	1	448,335	3%
Ohio	1	411,776	3%
Arizona	1	407,673	3%
Florida	1	349,402	3%
Missouri	1	329,861	3%
Louisiana	1	321,066	3%
Mississippi	1	320,337	2%
Utah	1	319,661	2%
Iowa	1	276,331	2%
New Hampshire	1	245,698	2%
Maryland	1	198,800	2%
Total	36	12,709,775	100%
Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	397,838	50.00%
Columbus, OH	1	355,220	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Ottawa, ON	1	316,494	50.00%
Cookstown, ON	1	307,789	50.00%
Bromont, QC	1	161,307	50.00%
Saint-Sauveur, QC	1	115,771	50.00%
Total	8	2,348,280

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Property Summary - Occupancy at End of Each Period Shown

Consolidated properties
Location	Total GLA 12/31/16	% Occupied 12/31/16		% Occupied 9/30/16		% Occupied 6/30/16		% Occupied 3/31/16		% Occupied 12/31/15
Deer Park, NY	749,074	97%		97%		96%		96%		95%
Riverhead, NY	729,706	99%		99%		99%		99%		99%
Foley, AL	556,677	99%		97%		96%		94%		96%
Rehoboth Beach, DE	556,409	99%		99%		100%		99%		100%
Atlantic City, NJ	489,706	90%		90%		92%		91%		91%
San Marcos, TX	471,756	98%		97%		98%		98%		98%
Sevierville, TN	448,335	100%		100%		99%		100%		100%
Myrtle Beach Hwy 501, SC	425,247	98%		97%		97%		96%		95%
Savannah, GA	419,197	99%		99%		N/A		N/A		N/A
Jeffersonville, OH	411,776	96%		96%		98%		98%		100%
Glendale, AZ (Westgate)	407,673	100%		99%		97%		N/A		N/A
Myrtle Beach Hwy 17, SC	402,800	98%		99%		100%		98%		100%
Charleston, SC	382,117	97%		98%		98%		98%		99%
Pittsburgh, PA	372,958	99%		100%		100%		100%		100%
Commerce, GA	371,408	100%		99%		99%		94%		97%
Grand Rapids, MI	357,080	97%		96%		94%		94%		95%
Daytona Beach, FL	349,402	94%		N/A		N/A		N/A		N/A
Branson, MO	329,861	100%		99%		100%		100%		100%
Locust Grove, GA	321,070	100%		100%		100%		100%		100%
Gonzales, LA	321,066	99%		99%		98%		98%		99%
Southaven, MS	320,337	97%		96%		96%		97%		96%
Park City, UT	319,661	100%		98%		97%		98%		100%
Mebane, NC	318,910	100%		100%		97%		98%		100%
Howell, MI	314,459	94%		92%		92%		92%		94%
Mashantucket, CT (Foxwoods)	311,614	96%		96%		96%		96%		95%
Westbrook, CT	289,898	86%		87%		87%		92%		94%
Williamsburg, IA	276,331	99%		99%		97%		95%		99%
Hershey, PA	247,500	100%		100%		100%		99%		100%
Tilton, NH	245,698	99%		100%		97%		97%		98%
Lancaster, PA	241,002	98%		96%		97%		97%		99%
Hilton Head II, SC	206,564	100%		98%		94%		95%		97%
Ocean City, MD	198,800	80%		77%		81%		79%		79%
Hilton Head I, SC	181,670	100%		100%		97%		97%		97%
Terrell, TX	177,800	98%		98%		98%		98%		98%
Blowing Rock, NC	104,052	98%		98%		99%		100%		100%
Nags Head, NC	82,161	96%		100%		100%		97%		97%
Fort Myers, FL (1)	N/A	N/A		N/A		N/A		N/A		91%
Total	12,709,775	98%	(2)	97%	(3)	97%	(4)	97%	(4)	98%	(4)(5)

(1)	Sold Fort Myers center in January 2016.

(2)
Excludes the occupancy rate of centers not yet stabilized (our Foxwoods, Southaven, and Daytona centers, which opened during the second quarter of 2015, fourth quarter of 2015, and fourth quarter of 2016, respectively).

(3)	Excludes the occupancy rate of centers not yet stabilized (our Foxwoods, and Southaven centers, which opened during the second quarter and fourth quarter of 2015, respectively).

(4)	Excludes the occupancy rate of centers not yet stabilized (Foxwoods, Grand Rapids and Southaven centers which opened during the second, third and fourth quarters of 2015, respectively).

(5)	Excludes the occupancy rate of the Fort Myers center which was sold in January 2016.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Unconsolidated joint venture properties
Location	Total GLA 12/31/16	% Occupied 12/31/16		% Occupied 9/30/16		% Occupied 6/30/16		% Occupied 3/31/16	% Occupied 12/31/15
Charlotte, NC	397,838	98%		97%		97%		98%	99%
Columbus, OH (1)	355,220	98%		96%		95%		N/A	N/A
Texas City, TX (Galveston/Houston)	352,705	99%		99%		99%		97%	99%
National Harbor, MD	341,156	99%		99%		98%		99%	99%
Ottawa, ON	316,494	99%		98%		95%		95%	97%
Cookstown, ON	307,789	99%		99%		99%		99%	100%
Bromont, QC	161,307	69%		72%		72%		74%	75%
Saint-Sauveur, QC	115,771	97%		94%		97%		97%	97%
Savannah, GA (2)	N/A	N/A		N/A		99%		99%	99%
Glendale, AZ (Westgate) (3)	N/A	N/A		N/A		N/A		96%	100%
Total	2,348,280	96%	(4)	96%	(4)	96%	(4)	96%	98%

(1)	Center opened in June 2016.

(2)	The Company acquired our partners' interest in the Savannah outlet center in August 2016. The center is now reported above in the section labeled consolidated properties.

(3)	The Company acquired our partners' interest in the Westgate outlet center in June 2016. The center is now reported above in the section labeled consolidated properties.

(4)	Excludes the occupancy rate at our Columbus center which opened in June 2016 and has not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Portfolio Occupancy at the End of Each Period (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of December 31, 2016(1)

			12 Months	Period End	Sq Ft	% of	% of Portfolio
Ranking (2)			SPSF	Occupancy	(thousands)	Square Feet	NOI (3)
Consolidated Centers
Centers 1 - 5			$528	99%	2,802	24%	32%
Centers 6 - 10			$436	99%	1,702	15%	16%
Centers 11 - 15			$395	99%	1,215	10%	10%
Centers 16 - 20			$356	96%	2,011	17%	18%
Centers 21 - 25			$315	99%	1,868	16%	13%
Centers 26 - 33			$269	95%	2,130	18%	11%

			Cumulative	Cumulative	Cumulative	Cumulative	Cumulative % of Portfolio
			12 Months	Period End	Sq Ft	% of	NOI, as
Ranking (2)			SPSF	Occupancy	(thousands)	Square Feet	adjusted (3)
Consolidated Centers
Centers 1 - 5			$528	99%	2,802	24%	32%
Centers 1 - 10			$490	99%	4,504	39%	48%
Centers 1 - 15			$469	99%	5,719	49%	58%
Centers 1 - 20			$437	98%	7,730	66%	76%
Centers 1 - 25			$414	98%	9,598	82%	89%
Centers 1 - 33			$387	98%	11,728	100%	100%

Unconsolidated centers (4)			$436	99%	1,092	n/a	n/a

(1)
Sales are based on reports by retailers leasing outlet center stores for the trailing 12 months for tenants which have occupied such stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the twelve months ended December 31, 2016.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Glendale, AZ	Lancaster, PA	Locust Grove, GA	Myrtle Beach 17, SC
	Centers 11 - 15:	Charleston, SC	Gonzales, LA	Hershey, PA	Hilton Head I, SC	Nags Head, NC
	Centers 16 - 20:	Atlantic City, NJ	Grand Rapids, NC	Park City, UT	Pittsburgh, PA	San Marcos, TX
	Centers 21 - 25:	Commerce, GA	Foley, AL	Hilton Head II, SC	Howell, MI	Savannah, GA
	Centers 26 - 33:	Blowing Rock, NC	Jeffersonville, OH	Myrtle Beach 501, SC	Ocean City, MD	Terrell, TX
		Tilton, NH	Westbrook, CT	Williamsburg, OH

Excludes outlet centers not open for 12 full calendar months and the centers in Mashantucket, CT (Foxwoods) and Southaven, MS, which opened in the second and fourth quarters of 2015, respectively and have not yet stabilized.

(3)
Based on the Company’s forecast of 2017 Portfolio NOI (see Non-GAAP Definitions). The Company’s forecast is based on management’s estimates as of December 31, 2016 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and December 31, 2016 when available.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	National Harbor, MD	Texas City, TX

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Major Tenants (1)

Ten Largest Tenants as of December 31, 2016
Tenant	# of Stores	GLA	% of Total GLA
The Gap, Inc.	92	970,454	7.6%
Ascena Retail Group, Inc.	148	889,970	7.0%
Nike, Inc.	42	440,037	3.5%
PVH Corp.	67	407,192	3.2%
V. F. Corporation	44	390,213	3.1%
Ralph Lauren Corporation	38	365,246	2.9%
G-III Apparel Group, Ltd.	69	320,611	2.5%
Carter's, Inc.	63	276,606	2.2%
H&M Group	13	271,854	2.1%
Under Armour, Inc.	33	247,396	1.9%
Total of All Listed Above	609	4,579,579	36.0%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Lease Expirations as of December 31, 2016

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Leasing Activity (1) (2)

	3/31/2016	6/30/2016	9/30/2016	12/31/2016	Year to Date	Prior Year to Date(3)
Re-tenanted Space :
Number of leases	63	35	20	6	124	119
Gross leasable area	188,245	113,911	65,970	16,098	384,224	443,877
New initial base rent per square foot	$29.80	$27.62	$32.25	$26.34	$29.43	$28.13
Prior expiring base rent per square foot	$25.95	$25.87	$28.47	$30.00	$26.53	$24.81
Percent increase (4)	14.8%	6.8%	13.3%	(12.2)%	10.9%	13.4%

New straight line base rent per square foot	$32.84	$30.54	$35.96	$31.48	$32.64	$31.48
Prior straight line base rent per square foot	$25.19	$24.67	$27.58	$29.32	$25.62	$24.33
Percent increase (4)	30.4%	23.8%	30.4%	7.4%	27.4%	29.4%

Renewed Space:
Number of leases	166	34	26	49	275	278
Gross leasable area	762,300	171,736	121,879	166,937	1,222,852	1,282,316
New initial base rent per square foot	$24.69	$24.86	$25.57	$29.13	$25.41	$24.73
Prior expiring base rent per square foot	$22.78	$23.50	$24.04	$24.48	$23.24	$22.35
Percent increase	8.4%	5.8%	6.4%	19.0%	9.3%	10.7%

New straight line base rent per square foot	$25.91	$26.18	$26.25	$30.37	$26.59	$26.06
Prior straight line base rent per square foot	$21.96	$22.82	$23.50	$24.63	$22.60	$21.77
Percent increase	18.0%	14.7%	11.7%	23.3%	17.7%	19.7%

Total Re-tenanted and Renewed Space:
Number of leases	229	69	46	55	399	397
Gross leasable area	950,545	285,647	187,849	183,035	1,607,076	1,726,193
New initial base rent per square foot	$25.70	$25.96	$27.91	$28.88	$26.37	$25.60
Prior expiring base rent per square foot	$23.41	$24.45	$25.60	$24.97	$24.03	$22.98
Percent increase	9.8%	6.2%	9.0%	15.7%	9.8%	11.4%

New straight line base rent per square foot	$27.28	$27.92	$29.66	$30.47	$28.04	$27.45
Prior straight line base rent per square foot	$22.60	$23.56	$24.93	$25.04	$23.32	$22.43
Percent increase	20.7%	18.5%	19.0%	21.7%	20.2%	22.4%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

(2)
All 2016 information excludes the outlet center in Fort Myers, FL, which was sold in January 2016 and includes the Westgate and Savannah outlet centers as we acquired our partners' interests in the centers in June and August 2016, respectively.

(3)	All 2015 information excludes the outlet centers in Kittery I & II, ME; Tuscola, IL; and West Branch, MI, which were sold on September 30, 2015, and Barstow, CA, which was sold in October 2015.

(4)
Excluding three leases (8,000 sf) re-tenanted in the fourth quarter of 2016, cash and straight-line re-tenanting spreads would have been 23.6% and 44.0%, respectively for the fourth quarter and 12.3% and 28.7% respectively for 2016.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

External Growth Pipeline Summary as of December 31, 2016

Project/Market	Projected Opening Date	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Total Construction Loan (millions)	Amount Drawn (millions)	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield (1)

Under Construction:
New Developments -
Fort Worth, TX	Holiday 2017	352	$90.2	$18.1	100%	$—	$—	$72.1	9.5% - 10.5%
Total New Developments		352	$90.2	$18.1		$—	$—	$72.1	10.0%

Expansions -
Lancaster, PA	3Q17	123	$47.7	$14.3	100%	$—	$—	$33.4	7.5% - 8.5%
Total Expansions		123	$47.7	$14.3		$—	$—	$33.4	8.0%
Total Under Construction		475	$137.9	$32.4		$—	$—	$105.5	9.3%
(1)			Weighted average projected stabilized yield for projects under construction is calculated using the midpoint of the projected stabilized yield disclosed for each project
The Company's estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated total construction loan, estimated future Tanger capital requirement and projected stabilized yield for new development and expansion projects are subject to adjustment prior to and during the development process. Estimated total net cost shown net of outparcel sales and public financing, if applicable. There are risks inherent to real estate development, some of which are not under the direct control of the Company. Please refer to the Company's filings with the Securities and Exchange Commission on Form10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Consolidated Balance Sheets (dollars in thousands)

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Assets
Rental property
Land	$272,153	$262,240	$254,809	$235,622	$240,267
Buildings, improvements and fixtures	2,647,477	2,553,564	2,377,765	2,219,955	2,249,417
Construction in progress	46,277	92,937	61,038	42,287	23,533
	2,965,907	2,908,741	2,693,612	2,497,864	2,513,217
Accumulated depreciation	(814,583)	(792,272)	(769,777)	(749,325)	(748,341)
Total rental property, net	2,151,324	2,116,469	1,923,835	1,748,539	1,764,876
Cash and cash equivalents	12,222	25,902	27,107	18,877	21,558
Restricted cash	—	2,936	—	—	121,306
Rental property held for sale	—	—	—	—	—
Investments in unconsolidated joint ventures	128,104	170,855	210,486	218,732	201,083
Deferred lease costs and other intangibles, net	151,579	156,496	133,578	123,404	127,089
Prepaids and other assets	82,985	88,261	84,346	81,054	78,913
Total assets (a)	$2,526,214	$2,560,919	$2,379,352	$2,190,606	$2,314,825
Liabilities and Equity
Liabilities
Debt
Senior, unsecured notes, net	$1,135,309	$1,037,073	$789,991	$789,635	$789,285
Unsecured term loans, net	322,410	322,195	321,980	258,540	265,832
Mortgages payable, net	172,145	172,647	235,215	167,603	310,587
Unsecured lines of credit, net	58,002	192,731	255,661	259,890	186,220
Total debt (a)	1,687,866	1,724,646	1,602,847	1,475,668	1,551,924
Accounts payable and accruals	78,143	78,542	62,658	67,608	97,396
Deferred financing obligation	—	—	—	—	28,388
Other liabilities	54,764	52,079	53,433	31,758	31,085
Total liabilities	1,820,773	1,855,267	1,718,938	1,575,034	1,708,793
Commitments and contingencies	—	—	—	—	—
Equity
Tanger Factory Outlet Centers, Inc.
Common shares	961	961	960	961	959
Paid in capital	820,251	816,464	811,853	808,779	806,379
Accumulated distributions in excess of net income	(122,701)	(115,565)	(153,465)	(195,654)	(195,486)
Accumulated other comprehensive loss	(28,295)	(31,618)	(32,090)	(29,814)	(36,715)
Equity attributable to Tanger Factory Outlet Centers, Inc.	670,216	670,242	627,258	584,272	575,137
Equity attributable to noncontrolling interests
Noncontrolling interests in Operating Partnership	35,066	35,250	32,996	30,711	30,309
Noncontrolling interests in other consolidated partnerships	159	160	160	589	586
Total equity	705,441	705,652	660,414	615,572	606,032
Total liabilities and equity	$2,526,214	$2,560,919	$2,379,352	$2,190,606	$2,314,825

(a)
In accordance with recent accounting guidance, "Simplifying the Presentation of Debt Issuance Costs", our deferred debt origination costs and related accumulated amortization previously recorded in the line item “deferred debt origination costs, net” have been reclassified from assets to the respective debt line items within the liabilities section in the consolidated balance sheet as of December 31, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Consolidated Statements of Operations (dollars and shares in thousands)

		Three Months Ended				YTD
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Revenues
Base rentals	$81,158	$79,569	$75,003	$72,623	$73,889	$308,353	$289,688
Percentage rentals	3,750	2,995	2,326	2,150	3,261	11,221	10,157
Expense reimbursements	36,697	33,125	30,754	33,242	32,653	133,818	126,468
Management, leasing and other services	588	806	1,332	1,121	1,163	3,847	5,426
Other income	2,366	2,642	1,918	1,669	1,835	8,595	7,630
Total revenues	124,559	119,137	111,333	110,805	112,801	465,834	439,369
Expenses
Property operating	41,689	37,442	35,012	37,874	37,582	152,017	146,503
General and administrative	11,328	12,128	11,675	11,565	10,038	46,696	44,469
Acquisition costs	—	487	—	—	—	487	—
Depreciation and amortization	33,279	29,205	26,306	26,567	26,890	115,357	103,936
Total expenses	86,296	79,262	72,993	76,006	74,510	314,557	294,908
Operating income	38,263	39,875	38,340	34,799	38,291	151,277	144,461
Other income/(expense)
Interest expense	(16,469)	(15,516)	(13,800)	(14,884)	(14,078)	(60,669)	(54,188)
Gain on sale of assets and interests in unconsolidated entities	—	1,418	—	4,887	86,506	6,305	120,447
Gain on previously held interest in acquired joint ventures	—	46,258	49,258	—	—	95,516	—
Other nonoperating income (expense)	650	24	38	316	62	1,028	(36)
Income before equity in earnings of unconsolidated joint ventures	22,444	72,059	73,836	25,118	110,781	193,457	210,684
Equity in earnings of unconsolidated joint ventures	3,192	715	3,466	3,499	3,182	10,872	11,484
Net income	25,636	72,774	77,302	28,617	113,963	204,329	222,168
Noncontrolling interests in Operating Partnership	(1,278)	(3,668)	(3,897)	(1,444)	(5,799)	(10,287)	(11,331)
Noncontrolling interests in other consolidated partnerships	(285)	(2)	12	(23)	(32)	(298)	363
Net income attributable to Tanger Factory Outlet Centers, Inc.	24,073	69,104	73,417	27,150	108,132	193,744	211,200
Allocation to participating securities	(280)	(627)	(725)	(294)	(1,198)	(1,926)	(2,408)
Net income available to common shareholders	$23,793	$68,477	$72,692	$26,856	$106,934	$191,818	$208,792
Basic earnings per common share
Net income	$0.25	$0.72	$0.76	$0.28	$1.13	$2.02	$2.20
Diluted earnings per common share
Net income	$0.25	$0.72	$0.76	$0.28	$1.13	$2.01	$2.20
Weighted average common shares
Basic	95,186	95,156	95,124	94,944	94,768	95,102	94,698
Diluted	95,455	95,672	95,375	95,003	94,827	95,345	94,759

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Unconsolidated Joint Venture Information (1)

The following table details certain information as of December 31, 2016, except for Net Operating Income ("NOI") which is for the year ended December 31, 2016, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI (2)		Tanger's Share of Net Debt (3)
Charlotte	Charlotte, NC	50.0%	397,838	$43.0	$7.4		$44.8

Columbus (4)	Columbus, OH	50.0%	355,220	52.2	2.3		42.1

Galveston/Houston	Texas City, TX	50.0%	352,705	29.9	4.7		32.5

National Harbor	National Harbor, MD	50.0%	341,156	48.0	5.6		43.1

RioCan Canada (5)	Various	50.0%	901,361	123.0	6.7	(6)	5.5

Total				$296.1	$26.7		$168.0

(1)
Excludes the Westgate joint venture and the Savannah joint venture as we acquired our partners' interest in the centers in June 2016 and August 2016, respectively. Our share of the Westgate and Savannah joint ventures' NOI through each acquisition date was $3.0 million and $8.4 million, respectively.

(2)	Includes $1.7 million in lease termination fees, $1.0 million of which was related to the Westgate and Savannah joint ventures.

(3)	Net of debt origination costs and premiums.

(4)	Center opened in June 2016.

(5)
Includes a 161,307 square foot center in Bromont, Quebec; a 307,789 square foot center in Cookstown, Ontario; a 316,494 square foot center in Ottawa, Ontario; a 115,771 square foot center in Saint-Sauveur, Quebec.

(6)	Excludes impairment charges related to the Bromont center, in which our share was $2.9 million.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Debt Outstanding Summary (dollars in thousands)

As of December 31, 2016
	Principal Balance	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date
Unsecured debt:
Unsecured lines of credit (2)	$61,000	LIBOR + 0.90%		10/29/2019
2020 Senior unsecured notes	300,000	6.125%	6.219%	6/1/2020
2023 Senior unsecured notes	250,000	3.875%	4.076%	12/1/2023
2024 Senior unsecured notes	250,000	3.75%	3.819%	12/1/2024
2026 Senior unsecured notes (3)	350,000	3.125%	3.193%	9/1/2026
Unsecured term loan (4)	325,000	LIBOR + 0.95%		4/13/2021
Net debt discounts and debt origination costs	(20,279)
Total unsecured debt	$1,515,721
Secured mortgage debt:
Atlantic City, NJ (5)	$40,471	5.14% - 7.65%	5.05%	11/15/2021 - 12/8/2026
Foxwoods, CT (6)	70,250	LIBOR + 1.55%		12/5/2017
Southaven, MS (7)	59,277	LIBOR + 1.75%		4/29/2018
Debt premium and debt origination costs	2,147
Total secured mortgage debt	$172,145
Tanger's share of unconsolidated JV debt:
Charlotte (8)	$45,000	LIBOR + 1.45%		11/24/2018
Columbus (9)	42,500	LIBOR + 1.65%		11/28/2019
Galveston/Houston (10)	32,500	LIBOR + 1.50%		7/1/2017
National Harbor (11)	43,500	LIBOR + 1.65%		11/13/2019
RioCan Canada(12)	5,278	5.75%	4.18%	5/10/2020
Debt premium and debt origination costs	(792)
Total Tanger's share of unconsolidated JV debt	$167,986

(1)	The effective interest rate excludes interest rate swap agreements that fix the base LIBOR rate at an average of 1.16% on notional amounts aggregating $325.0 million as follows:

(a)
Interest rate swaps entered into in October 2013 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.30% through August 14, 2018, and

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

(2)
The Company has an unsecured, syndicated credit line with a borrowing capacity totaling $500.0 million and a separate cash management line of credit with a borrowing capacity of $20.0 million with one of the participants in the syndication. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated credit line may be increased to $1.0 billion through an accordion feature in certain circumstances. The unsecured lines of credit have an expiration date of October 29, 2019 with an option for a one year extension.

(3)
In August 2016, we completed a public offering of $250.0 million in senior notes due 2026 in an underwritten public offering. The notes were priced at 99.605% of the principal amount to yield 3.171% to maturity. In October 2016, we sold an additional $100.0 million of our senior notes due 2026. The notes priced at 98.962% of the principal amount to yield 3.248% to maturity. The notes pay interest semi-annually at a rate of 3.125% per annum and mature on September 1, 2026. The aggregate net proceeds from the offerings, after deducting the underwriting discount and offering expenses, were approximately $344.5 million. The Company used the net proceeds from the sale of the notes to repay a $62.0 million floating rate mortgage loan related to its outlet center in Glendale (Westgate), Arizona, repay borrowings under its unsecured lines of credit, and for general corporate purposes.

(4)
In April 2016, the Company amended the unsecured term loan to increase the size of the loan from $250 million to $325 million, extend the maturity date from February 23, 2019 to April 13, 2021, and reduce the LIBOR spread from LIBOR plus 105 basis points to LIBOR plus 95 basis points. The additional loan proceeds of $75 million were used to pay down balances under the Operating Partnership's unsecured lines of credit.

(5)	Represents mortgages assumed in the acquisition of this property.

(6)
Represents a mortgage loan with the ability to borrow up to $70.3 million. The loan initially matures on December 5, 2017, with two one -year extension options. In November 2016, the interest rate was reduced from LIBOR + 1.65% to LIBOR + 1.55% due to the property achieving a certain minimum debt service coverage ratio.

(7)
Represents a mortgage loan with the ability to borrow up to $60.0 million. The loan initially matures on April 29, 2018, with one two-year extension option. The additional $0.7 million is available to fund the remaining construction costs to complete the center which opened in November 2015.

(8)
Represents a mortgage loan of $90.0 million. The loan initially matures on November 24, 2018, with one one -year extension option. As of December 31, 2016, the principal balance on the loan was $90.0 million.

(9)
In November 2016, the joint venture closed on a mortgage loan of $85.0 million. The loan initially matures on November 28, 2019, with two one-year extension options. As of December 31, 2016, the principal balance on the loan was $85.0 million. The joint venture distributed to each partner its share of the loan proceeds, which Tanger used to pay down balances outstanding under its unsecured lines of credit.

(10)
Represents a mortgage loan with the ability to borrow up to $70.0 million with a maturity date of July 1, 2017 and the option to extend the maturity for one additional year. As of December 31, 2016, the principal balance on the loan was $65.0 million. The additional $5.0 million is available for future expansion.

(11)	Represents a mortgage loan with with the ability to borrow up to $87.0 million. The loan matures on November 13, 2019. As of December 31, 2016, the principal balance on the loan was $87.0 million.

(12)
Represents the mortgage assumed related to the acquisition of the Saint-Sauveur, Quebec property by the RioCan co-owners in November 2012. The mortgage has a principal balance of $10.6 million and matures on May 10, 2020.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Future Scheduled Principal Payments (dollars in thousands)

As of December 31, 2016
Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2017	$73,258	$32,768	$106,026
2018	62,460	45,283	107,743
2019 (1)	64,369	86,300	150,669
2020	303,566	4,427	307,993
2021	330,793	—	330,793
2022	4,436	—	4,436
2023	254,768	—	254,768
2024	255,140	—	255,140
2025	1,501	—	1,501
2026	355,707	—	355,707
2027 & thereafter	—	—	—
	$1,705,998	$168,778	$1,874,776
Net debt discounts and debt origination costs	(18,132)	(792)	(18,924)
	$1,687,866	$167,986	$1,855,852

(1)	Includes principal balance of $61.0 million outstanding under the Company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)

As of December 31, 2016
	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	50%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	5%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	190%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.23	Yes

(1)
For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment losses on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO, as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center NOI

We present portfolio net operating income ("Portfolio NOI") and Same Center NOI as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation to or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands):

		Three Months Ended				YTD
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Net income	$25,636	$72,774	$77,302	$28,617	$113,963	$204,329	$222,168
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	32,653	28,850	25,937	26,205	26,531	113,645	102,515
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,438	4,325	5,808	5,339	5,528	18,910	20,053
Impairment charges - unconsolidated joint ventures	—	2,919	—	—	—	2,919	—
Gain on sale of assets and interests in unconsolidated entities	—	—	—	(4,887)	(86,506)	(4,887)	(120,447)
Gain on previously held interest in acquired joint venture	—	(46,258)	(49,258)	—	—	(95,516)	—
FFO	61,727	62,610	59,789	55,274	59,516	239,400	224,289
FFO attributable to noncontrolling interests in other consolidated partnerships	(286)	(3)	(12)	(47)	(57)	(348)	268
Allocation to participating securities	(520)	(539)	(564)	(569)	(625)	(2,192)	(2,408)
FFO available to common shareholders (1)	$60,921	$62,068	$59,213	$54,658	$58,834	$236,860	$222,149
As further adjusted for:
Director and officer compensation upon termination of service (2)	—	887	—	293	(731)	1,180	(731)
Acquisition costs	—	487	—	—	—	487	—
Demolition costs	—	259	182	—	—	441	—
Gain on sale of outparcel	—	(1,418)	—	—	—	(1,418)	—
Write-off of debt discount due to repayment of debt prior to maturity (3)	—	—	—	882	—	882	—
Impact of above adjustments to the allocation of earnings to participating securities	—	(2)	(1)	(12)	8	(15)	8
AFFO available to common shareholders (1)	$60,921	$62,281	$59,394	$55,821	$58,111	$238,417	$221,426
FFO per common share - diluted (1)	$0.61	$0.62	$0.59	$0.55	$0.59	$2.36	$2.23
AFFO per common share - diluted (1)	$0.61	$0.62	$0.59	$0.56	$0.58	$2.37	$2.22

Weighted Average Shares
Basic weighted average common shares	95,186	95,156	95,124	94,944	94,768	95,102	94,698
Effect of notional units	202	426	183	—	—	175	—
Effect of outstanding options and restricted common shares	67	90	68	59	59	68	61
Diluted weighted average common shares (for earnings per share computations)	95,455	95,672	95,375	95,003	94,827	95,345	94,759
Exchangeable operating partnership units	5,053	5,053	5,053	5,053	5,078	5,053	5,079
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	100,508	100,725	100,428	100,056	99,905	100,398	99,838

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Reconciliation of FFO to FAD (dollars and shares in thousands):

		Three Months Ended				YTD
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
FFO available to common shareholders	$60,921	$62,068	$59,213	$54,658	$58,834	$236,860	$222,149
Adjusted for:
Corporate depreciation excluded above	626	355	369	362	359	1,712	1,421
Amortization of finance costs	887	845	761	744	835	3,237	2,731
Amortization of net debt discount (premium)	130	84	117	959	191	1,290	256
Amortization of share-based compensation	3,504	4,160	3,654	4,001	3,152	15,319	14,712
Straight line rent adjustment	(1,910)	(1,772)	(1,713)	(1,607)	(1,605)	(7,002)	(6,347)
Market rent adjustment	1,215	783	641	663	337	3,302	2,461
2nd generation tenant allowances	(4,345)	(2,487)	(2,804)	(1,671)	(3,960)	(11,307)	(10,472)
Capital improvements	(7,300)	(11,290)	(8,391)	(3,043)	(1,231)	(30,024)	(12,082)
Adjustments from unconsolidated joint ventures	(621)	(693)	(504)	(384)	(196)	(2,202)	(1,580)
FAD available to common shareholders (1)	$53,107	$52,053	$51,343	$54,682	$56,716	$211,185	$213,249
Dividends per share	$0.325	$0.325	$0.325	$0.285	$0.285	$1.260	$1.095
Special dividends per share	—	—	—	—	0.210	—	0.210
Total dividends per share	$0.325	$0.325	$0.325	$0.285	$0.495	$1.260	$1.305
FFO payout ratio (4)	53%	52%	55%	52%	48%	53%	49%
FAD payout ratio (4)	61%	63%	64%	52%	50%	60%	51%
Diluted weighted average common shares	100,508	100,725	100,428	100,056	99,905	100,398	99,838

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)
Represents cash severance and accelerated vesting of restricted shares associated with the departure of an officer in August 2016, the accelerated vesting of restricted shares due to the death of a director in February 2016, and the reversal of certain share-based compensation awards during the three months ended December 31, 2015 previously recognized on awards not expected to vest due to the announcement that the Company’s then Chief Financial Officer would retire in May 2016.

(3)	Due to the January 28, 2016 early repayment of the $150 million mortgage secured by the Deer Park, New York property, which was scheduled to mature August 30, 2018.

(4)	Excludes the special dividend of $0.21 per share paid on January 15, 2016 to holders of record on December 31, 2015.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands):

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$25,636	$113,963	$204,329	$222,168
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,192)	(3,182)	(10,872)	(11,484)
Interest expense	16,469	14,078	60,669	54,188
Gain on sale of assets and interests in unconsolidated entities	—	(86,506)	(6,305)	(120,447)
Gain on previously held interest in acquired joint venture	—	—	(95,516)	—
Other non-operating (income) expense	(650)	(62)	(1,028)	36
Depreciation and amortization	33,279	26,890	115,357	103,936
Other non-property (income) expenses	674	(319)	(23)	(1,317)
Acquisition costs	—	—	487	—
Demolition Costs	—	—	441	—
Corporate general and administrative expenses	11,064	9,887	46,012	43,966
Non-cash adjustments (1)	(674)	(1,245)	(3,613)	(3,792)
Termination rents	(107)	(155)	(3,599)	(4,576)
Portfolio NOI	82,499	73,349	306,339	282,678
Non-same center NOI (2)	(11,970)	(4,680)	(33,152)	(18,340)
Same Center NOI	$70,529	$68,669	$273,187	$264,338

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)
Excluded from Same Center NOI: Daytona Beach outlet center, which opened in November 2016, Foxwoods outlet center, which opened in May of 2015; Grand Rapids outlet center, which opened in July of 2015; Southaven outlet center, which opened in November 2015; Kittery I & II, Tuscola and West Branch outlet centers, which were sold in September 2015; Barstow outlet center, which was sold in October 2015; Fort Myers outlet center, which was sold in January 2016; Glendale outlet center (Westgate), which was acquired in June 2016; and Savannah outlet center, which was acquired in August 2016.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2016 (dollars in thousands)

	Non-GAAP Pro Rata Information
	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property
Land	$—	$44,007
Buildings, improvements and fixtures	(159)	251,774
Construction in progress	—	6,518
	(159)	302,299
Accumulated depreciation	—	(33,716)
Total rental property, net	(159)	268,583
Cash and cash equivalents	—	13,636
Deferred lease costs and other intangibles, net	—	6,806
Prepaids and other assets	—	7,119
Total assets	$(159)	$296,144
Liabilities and Owners' Equity
Liabilities
Mortgages payable, net	—	167,985
Accounts payable and accruals	—	10,006
Total liabilities	—	177,991
Owners' equity	(159)	118,153
Total liabilities and owners' equity	$(159)	$296,144

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.7 million as of December 31, 2016 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Non-GAAP Pro Rata Statement of Operations Information year to date December 31, 2016 (dollars in thousands)

	Non-GAAP Pro Rata Information
	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures
Revenues
Base rentals	$1,295	$36,476
Percentage rentals	78	2,267
Expense reimbursements	453	19,600
Other income	50	1,288
Total revenues	1,876	59,631
Expense
Property operating	852	21,345
General and administrative	7	194
Depreciation and amortization	928	18,910
Impairment charge	—	2,919
Total expenses	1,787	43,368
Operating income	89	16,263
Other income/(expense)
Interest expense	(387)	(5,399)
Other nonoperating income (expense)	—	8
Net income	$(298)	$10,872

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016

Investor Information

Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2016